UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 5, 2021

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland	001-36523	47-6311266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 5, 2021, Urban Edge Properties, a Maryland real estate investment trust (the "Company", "Urban Edge", "our" or "us"), held its 2021 Annual Meeting of Shareholders (the "Meeting"). As of March 9, 2021, the record date for shareholders entitled to vote at the Meeting, there were 117,025,056 common shares of beneficial interest, par value $0.01 per share (the “Shares”), outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 108,688,194, or approximately 92.87%, of the Shares were present or represented by proxy. There were three matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1. Election of eight nominees to serve on the Board of Trustees (the "Board") until the Company's annual meeting of shareholders in 2022 and until their successors are duly elected and qualify. Below are the voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey S. Olson	99,028,383	2,634,265	4,218,468	2,807,078
Michael A. Gould	88,015,592	17,828,919	36,605	2,807,078
Steven H. Grapstein	69,749,288	36,095,173	36,655	2,807,078
Steven J. Guttman	105,746,621	97,839	36,656	2,807,078
Amy B. Lane	103,204,606	2,640,302	36,208	2,807,078
Kevin P. O'Shea	105,630,930	213,611	36,575	2,807,078
Steven Roth	44,025,974	61,818,303	36,839	2,807,078
Douglas W. Sesler	88,126,427	17,717,906	36,783	2,807,078

Accordingly, each of Messrs. Olson, Gould, Grapstein, Guttman, O’Shea and Sesler, and Ms. Lane were elected to serve until the 2022 annual meeting and until their successors are duly elected and qualify.

Mr. Roth did not receive a majority of the votes cast for his re-election but remains on the Board because he was running unopposed. The Company believes that Mr. Roth’s failure to receive the support of a majority of votes cast for his re-election was due to his role as Chairman and Chief Executive Officer of Vornado Realty Trust ("Vornado") while also serving on the boards of three additional publicly traded companies, including the Company, which resulted in an “against” recommendation by Institutional Shareholder Services (ISS).

The Board believes that the circumstances of Mr. Roth’s board positions are unique. Each of Mr. Roth’s board seats resulted from his long history and deep understanding of the respective companies as each was either spun out of Vornado or has a portfolio of assets currently managed by Vornado. Mr. Roth was instrumental in founding and building each company over decades.

Vornado, under Mr. Roth’s leadership, acquired, developed, redeveloped and managed a substantial portion of Urban Edge’s assets over a period of almost 40 years prior to our spin off from Vornado in 2015. Mr. Roth’s service as chairman of the board of JBG Smith Properties ("JBG") resulted from the spin off of Vornado’s Washington D.C. area portfolio out of Vornado in 2017.

Mr. Roth has since offered to resign from the board of JBG, and, based on current ISS guidelines, would no longer be considered overboarded by ISS should he cease to be a board member there. In evaluating Mr. Roth’s service on the Board, the Company’s Corporate Governance and Nominating Committee also considered that Mr. Roth has substantial real estate expertise, is highly engaged and did not miss a Board meeting in 2020.

The Board recognizes that overboarding is an important issue for shareholders and will continue to closely monitor this matter. The Company is committed to continuously improving its corporate governance standards.

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. In accordance with the voting results listed below, the shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2021.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	108,427,829	201,777	58,588	-

Proposal 3. Non-binding advisory resolution to approve the compensation of the Company's named executive officers as disclosed in the Company's proxy statement. In accordance with the voting results listed below, the shareholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	99,656,254	5,978,001	246,861	2,807,078

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2021	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel